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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q of WRC Media Inc. and its subsidiaries and Weekly Reader Corporation for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned in his capacity as an officer of the registrant, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Based on the officer's knowledge, the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) Based on the officer's knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company for the periods presented in the report.


Date:    November 14, 2003



/s/ Martin E. Kenney, Jr.
-----------------------------------------------
Martin E. Kenney, Jr.
Chief Executive Officer, WRC Media Inc.
and CompassLearning, Inc. and EVP, Weekly Reader Corporation


/s/ Richard Nota
-----------------------------------------------
Richard Nota
Senior Vice President-Finance
WRC Media Inc. and Principal Financial Officer
CompassLearning, Inc. and Weekly Reader Corporation







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